NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
April 23, 2026		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS FIRST QUARTER 2026 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the first quarter of 2026.

Chairman and CEO Frank B. Holding, Jr. said: “We are pleased with our first quarter results highlighted by loan and deposit growth, resilient credit quality, and return metrics exceeding our expectations. During the quarter, we returned an additional $900 million of capital to our stockholders through share repurchases, and prepaid $2.50 billion of the Purchase Money Note. Capital and liquidity positions remain strong.”

FINANCIAL HIGHLIGHTS
Measures referenced below “as adjusted” or “excluding PAA” (or purchase accounting accretion) are non-GAAP financial measures. Refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Net income for the first quarter of 2026 (“current quarter”) was $534 million, compared to $580 million for the fourth quarter of 2025 (“linked quarter”). Net income available to common stockholders for the current quarter was $508 million, or $42.63 per common share, a $58 million decrease from $566 million, or $45.81 per common share, in the linked quarter.

Adjusted net income for the current quarter was $560 million, compared to $648 million for the linked quarter. Adjusted net income available to common stockholders was $534 million, or $44.86 per common share, a $100 million decrease from $634 million, or $51.27 per common share, in the linked quarter.

NET INTEREST INCOME AND MARGIN
•Net interest income was $1.62 billion for the current quarter, a decrease of $101 million from the linked quarter. Net interest income, excluding PAA, was $1.58 billion, a decrease of $91 million from the linked quarter.
◦Interest income on loans decreased $84 million and, excluding loan PAA, decreased $73 million, mainly due to a decline in yield and an $11 million decrease in loan PAA, partially offset by the impact of a higher average balance.
◦Interest income on investment securities decreased $40 million due to decreases in the average balance and yield.
◦Interest income on interest-earning deposits at banks decreased $30 million due to a lower average balance and a decline in yield.
◦Interest expense on interest-bearing deposits decreased $28 million due to a lower rate paid, partially offset by the impact of a higher average balance.
◦Interest expense on borrowings decreased $25 million, mainly due to a decline in the average balance as a result of prepayments of the Purchase Money Note.
•Net interest margin (“NIM”) was 3.09% compared to 3.20% in the linked quarter, a decrease of 11 basis points. NIM, excluding PAA, was 3.01%, compared to 3.11% in the linked quarter, a decrease of 10 basis points.
◦The yield on average interest-earning assets was 5.30%, a decrease of 18 basis points from the linked quarter, mainly due to the following:

▪A lower loan yield resulting from lower interest rates and a decline in loan PAA, partially offset by the impact of a higher average balance.
▪A lower yield on investment securities resulting from a lower average balance and lower interest rates.
▪A lower yield on interest-earning deposits at banks resulting from a lower average balance and a decline in the federal funds rate.
◦The rate paid on average interest-bearing liabilities was 2.93%, a decrease of 10 basis points from the linked quarter, primarily due to a lower rate paid on interest-bearing deposits and a lower average balance of borrowings, partially offset by the impact of a higher average balance of interest-bearing deposits.
NONINTEREST INCOME AND EXPENSE
•Noninterest income was $692 million, compared to $715 million in the linked quarter, a decrease of $23 million. Adjusted noninterest income was $520 million, a decrease of $9 million from the linked quarter. The decreases in noninterest income and adjusted noninterest income were primarily due to a decrease in other noninterest income of $15 million as the linked quarter included a gain on tax credit investments. Increases of $7 million in deposit fees and service charges and $5 million in lending-related fees were partially offset by modest decreases spread amongst various noninterest income line items. Additionally, the fair value adjustment on marketable equity securities decreased $9 million compared to the linked quarter.
•Noninterest expense was $1.54 billion, a decrease of $36 million from the linked quarter. Adjusted noninterest expense was $1.33 billion, a decrease of $38 million. The decreases in noninterest expense and adjusted noninterest expense were primarily due to the following:
◦Marketing expense decreased $15 million, mostly due to fewer marketing promotions for Direct Bank deposits.
◦Professional fees and adjusted professional fees decreased $10 million and $16 million, respectively, mainly due to a decrease in consulting services.
◦Personnel cost and adjusted personnel cost increased $20 million and $8 million, respectively, largely driven by seasonal increases in employee benefits and payroll taxes.
◦The remaining net decrease in noninterest expense and adjusted noninterest expense of $31 million and $15 million, respectively, was spread amongst various other noninterest expense line items.
BALANCE SHEET SUMMARY
•Loans and leases were $148.69 billion at March 31, 2026, an increase of $762 million or 0.5% compared to $147.93 billion at December 31, 2025. Commercial Bank segment loan growth of $1.35 billion, mainly concentrated in Global Fund Banking, was partially offset by a decrease in General Bank segment loans of $591 million, primarily due to the transfer of approximately $364 million of loans to held for sale.
•Total investment securities were $42.99 billion at March 31, 2026, an increase of $1.42 billion since December 31, 2025. Purchases of approximately $2.89 billion during the quarter remained concentrated in short duration available for sale U.S. treasury and agency mortgage-backed securities, and were partially offset by maturities and paydowns.
•Deposits were $170.84 billion at March 31, 2026, an increase of $9.26 billion or 5.7% since December 31, 2025, primarily attributable to an increase in Commercial Bank segment deposits of $5.66 billion, mainly driven by Global Fund Banking and Tech & Healthcare. Corporate deposits increased $2.49 billion as brokered and Direct Bank deposits increased $1.83 billion and $606 million, respectively. Additionally, General Bank segment deposits increased $1.12 billion.
•Noninterest-bearing deposits increased by $2.95 billion (7.3% from the linked quarter) and represented 25.5% of total deposits as of March 31, 2026, compared to 25.2% at December 31, 2025. The cost of average total deposits was 2.04% for the current quarter, compared to 2.09% for the linked quarter.
•Borrowings were $33.96 billion at March 31, 2026, a decrease of $2.05 billion compared to $36.01 billion at December 31, 2025, mainly due to the $2.50 billion prepayment of the Purchase Money Note, partially offset by the issuance of $500 million of senior notes during the current quarter.
•The Purchase Money Note declined from $35.85 billion at September 30, 2025 to $30.91 billion at March 31, 2026.
•Funding mix improved to 83.4% of total funding comprised of deposits.

•Interest-earning deposits at banks were $23.19 billion at March 31, 2026, an increase of $3.39 billion compared to $19.80 billion at December 31, 2025, a function of the balance sheet trends discussed above.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $72 million for the current quarter, compared to $54 million for the linked quarter. The current quarter included a provision for loan and lease losses of $103 million, partially offset by a benefit for off-balance sheet credit exposure of $32 million.
◦The provision for loan and lease losses for the current quarter was $103 million, compared to $57 million for the linked quarter. The $46 million increase was mainly attributable to the impact of an $8 million reserve release in the current quarter compared to an $86 million reserve release in the linked quarter, partially offset by a decline of $32 million in net charge-offs.
▪The $8 million reserve release in the current quarter was largely driven by loan growth concentrated in capital call lines, which have a lower loss rate relative to our other loan portfolios, and changes in the macroeconomic scenarios, partially offset by higher reserves for individually evaluated loans.
▪The $86 million reserve release in the linked quarter was driven by lower specific reserves for individually evaluated loans, loan growth concentrated in capital call lines, and improvements in the macroeconomic scenarios and credit quality.
◦The benefit for off-balance sheet credit exposure was $32 million, an increase of $27 million from the linked quarter, mainly due to changes in the macroeconomic scenarios and lower available balances.
•Net charge-offs were $111 million (0.30% of average loans) for the current quarter, compared to $143 million (0.39% of average loans) for the linked quarter. The $32 million decrease was primarily related to lower net charge-offs in commercial real estate and investor dependent portfolios.
•Nonaccrual loans were $1.43 billion (0.96% of loans) at March 31, 2026, compared to $1.31 billion (0.88% of loans) at December 31, 2025. The $122 million increase in nonaccrual loans was largely concentrated in a small number of commercial real estate loans that were individually evaluated, contributing to the increase in specific reserves.
•The allowance for loan and lease losses totaled $1.56 billion at March 31, 2026, compared to $1.57 billion at December 31, 2025. The allowance for loan and lease losses as a percentage of loans was 1.05% at March 31, 2026, compared to 1.06% at December 31, 2025.
CAPITAL AND LIQUIDITY
•Capital ratios remained well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 13.51%, 11.79%, 10.83%, and 9.30%, respectively, at March 31, 2026. During the current quarter, BancShares issued Series E perpetual preferred stock for an aggregate amount of $400 million, which is included in Tier 1 capital.
•During the current quarter, we repurchased 449,845 shares of our Class A common stock for $900 million and paid a dividend of $2.10 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 4.04% of Class A common shares and 3.71% of total Class A and Class B common shares outstanding at December 31, 2025.
◦From inception of the 2024 Share Repurchase Plan through March 31, 2026, we have repurchased 2,842,948 shares of our Class A common stock for $5.59 billion, representing 21.02% of Class A common shares and 19.57% of total Class A and Class B common shares outstanding as of June 30, 2024.
◦As of March 31, 2026, the total capacity remaining under the 2025 Share Repurchase Plan was $1.91 billion.
•Liquidity position remains strong as liquid assets were $60.72 billion at March 31, 2026, compared to $56.01 billion at December 31, 2025. The increase of $4.72 billion is mainly due to the increases in interest-earning deposits at banks and investment securities as further discussed above in the Balance Sheet Summary.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Thursday, April 23, 2026, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com.
Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $225 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company (“First Citizens Bank”). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services with branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, trade barriers on trading partners, and supply chain disruptions), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previously completed acquisition transactions, the pending acquisition of 138 branches from BMO Bank N.A., or any future transactions.

BancShares’ 2025 Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.